UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 9, 2016

COLUCID PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37358	20-3419541
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

222 Third Street, Cambridge, Massachusetts		02142
(Address of principal executive offices)		(Zip Code)

(857) 285-6495

(Registrant’s telephone number, include area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

On September 9, 2016, we issued a press release announcing the pricing of the offering referred to under Item 8.01 below. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

The information in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liabilities of Section 18, nor shall it be deemed incorporated by reference in any of the Company’s filings under the Securities Act or the Exchange Act, except to the extent, if any, expressly set forth by specific reference in such filing.

Item 8.01. Other Events.

On September 9, 2016, we entered into a purchase agreement with Piper Jaffray & Co. and Barclays Capital Inc., as representatives of the several underwriters named in Schedule I thereto, pursuant to which we agreed to sell, and the underwriters agreed to purchase, subject to the terms and conditions expressed therein, 3,250,000 shares of our common stock at a price to the public of $20.00 per share, for aggregate gross proceeds of $65.0 million. Pursuant to the purchase agreement, we also granted to the underwriters a 30-day option to purchase up to an additional 487,500 shares of common stock on the same terms and conditions. We expect the offering to close on or about September 14, 2016, subject to the satisfaction of customary closing conditions, and expect that the net proceeds from the offering will be approximately $60.6 million after deducting the underwriting discounts and commissions and estimated offering expenses payable by us. The purchase agreement provides that we will indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933 (the “Securities Act”).

The shares are being offered and sold pursuant to a prospectus supplement dated September 9, 2016 and an accompanying base prospectus dated June 24, 2016, pursuant to our shelf registration statement on Form S-3 (File No. 333-211865) which was declared effective by the Securities and Exchange Commission on June 24, 2016. The opinion of our counsel regarding the validity of the shares is filed herewith as Exhibit 5.1.

The foregoing description of the purchase agreement is not complete and is qualified in its entirety by reference to the full text of the purchase agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated by reference herein. The purchase agreement has been filed with this Current Report on Form 8-K to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about our company. The representations, warranties and covenants contained in the purchase agreement were made only for purposes of such agreement and as of specific dates and were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties. The representations and warranties have been made for the purposes of allocating contractual risk between the parties to the agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the purchase agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of our company or any of our subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the purchase agreement, which subsequent information may or may not be fully reflected in our public disclosures.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

1.1	Purchase Agreement, dated as of September 9, 2016, by and between the Company and Piper Jaffray & Co. and Barclays Capital Inc., as representatives of the several underwriters named in Schedule I thereto

5.1	Opinion of Faegre Baker Daniels LLP

23.1	Consent of Faegre Baker Daniels LLP (included as part of Exhibit 5.1)

99.1	Press Release entitled “CoLucid Pharmaceuticals Announces Pricing of Public Offering of Common Stock”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLUCID PHARMACEUTICALS, INC.

Date: September 9, 2016	By:	/s/ Thomas P. Mathers
Thomas P. Mathers
Chief Executive Officer

EXHIBIT INDEX

No.	Description	Manner of Filing

1.1	Purchase Agreement, dated as of September 9, 2016, by and among the Company and Piper Jaffray & Co. and Barclays Capital Inc., as representatives of the several underwriters named in Schedule I thereto	Filed Electronically

5.1	Opinion of Faegre Baker Daniels LLP	Filed Electronically

23.1	Consent of Faegre Baker Daniels LLP (included as part of Exhibit 5.1)	Included in Exhibit 5.1

99.1	Press Release entitled “CoLucid Pharmaceuticals Announces Pricing of Public Offering of Common Stock”	Furnished Electronically